EXHIBIT 3.3

LA JOLLA PHARMACEUTICAL COMPANY
SPECIMEN COMMON STOCK CERTIFICATE

COMMON STOCK

NUMBER [ ]		SHARES [ ] CUSIP 503459 60 4
	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that ____________________ is the owner of ____________________

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

LA JOLLA PHARMACEUTICAL COMPANY

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This Certificate is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile signatures of its duly authorized officers.

Dated:_________

CHIEF FINANCIAL OFFICER	CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

By:

AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

LA JOLLA PHARMACEUTICAL COMPANY

The Corporation will furnish without charge to each stockholder who so requests a statement of powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	— — —	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT —______Custodian (Cust) (Minor) under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ____________________ hereby sell, assign and transfer unto ____________________

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)]

________________________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also represents Rights that entitle the holder hereof to certain rights as set forth in a Rights Agreement between the Corporation and American Stock Transfer & Trust Company, as Rights Agent, dated as of December 3, 1998, as amended (the “Rights Agreement”), the terms, conditions and limitations of which are hereby incorporated by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.